Exhibit 99.(17)(e)

PROXY CARD

BROOKFIELD MORTGAGE OPPORTUNITY INCOME FUND INC.

Your vote is important no matter how many shares you own. The matters we are submitting for your consideration are significant to the Fund and to you as a Fund shareholder. Please cast your proxy vote today!

PROXY IN CONNECTION WITH

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 18, 2016

The undersigned hereby appoints SETH A. GELMAN and BRIAN F. HURLEY, each of them acting individually, as proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Brookfield Mortgage Opportunity Income Fund Inc. (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Brookfield Investment Management Inc., Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281-1023, on Friday, November 18, 2016 at 8:30 a.m., EDT, and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have, and may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

Do you have questions?

If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (800) 330-5136. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 18, 2016. The Notice of Special Meeting, Proxy Statement and Proxy Card are available at: http://www.brookfieldim.com.

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

BROOKFIELD MORTGAGE OPPORTUNITY INCOME FUND INC.	PROXY CARD

Your signature is required for your vote to be counted. This proxy card is valid only when signed and dated.

Please sign exactly as name(s) appear(s) on the records of the Fund. One or more joint owners should sign personally. Directors and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND’S BOARD OF DIRECTORS, AND THE PROPOSAL BELOW HAS BEEN UNANIMOUSLY APPROVED BY THE FUND’S BOARD OF DIRECTORS.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSAL.

The Fund’s Board of Directors unanimously recommends that you vote “FOR” the proposal.

To vote, mark one box in blue or black ink. Example: •

		FOR	AGAINST	ABSTAIN

PROPOSAL:

1.	To consider and vote upon the proposed reorganization of the Fund into Brookfield Real Assets Income Fund Inc., a newly organized Maryland Corporation.	O	O	O

2.	To transact such other business that may properly come before the special meeting or any adjournments or postponements thereof.

Comments (Including change of address):

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THIS PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Thank you for voting

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]